SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Money Market Trust:

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

I'm with Fidelity Investments. We're calling the shareholders of

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

to help them with proxy voting for these funds.

We apologize for any inconvenience in calling you, but your proxy vote is urgently needed to help the fund hold its shareholder meeting on time, on September 18, 2002.

Are you familiar with proxy voting?

IF YES: That's great. To help you vote, we've arranged for our independent proxy voting tabulator to take your vote now, if you like. May I transfer you to them now?

If YES: Please hold while I connect you. The tabulator company is called D. F. King. They'll ask you for some information and then take your vote. They'll even send you a confirmation.

When DF King answers: Hi, this is [your name] calling from Fidelity. I have Mr./ Ms. ______ on the line and he/she would like your assistance in recording their proxy for

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

IF NO: It's pretty simple. The funds hold these meetings as required and ask for shareholder proxy votes so they can elect the Board of Trustees, update investment policies and so forth.

To help you vote, we've arranged for our independent proxy voting tabulator to take your vote now, if you like. May I transfer you to them now?

If YES: Please hold while I connect you. The tabulator company is called D. F. King. They'll ask you for some information and then take your vote. They'll even send you a confirmation.

When DF King answers: Hi, this is [your name] calling from Fidelity. I have Mr./ Ms. ______ on the line and he/she would like your assistance in recording their proxy for

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

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If NO: Would you like their number so you can call them at your convenience?

If Yes: It's 1 800 848 - 3155

If NO: Would you like new proxy material?

If Yes: Could I confirm your mailing address?

Please review the material when you receive it and vote your shares as soon as possible. Thank you for your time this evening. (End call.)

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Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________ and I'm with Fidelity Investments.

I'm calling to let you know that your proxy vote is urgently needed for

Fidelity Retirement Money Market Fund

Fidelity Retirement Government Money Market Fund

To vote, please see the proxy material Fidelity mailed you recently. Or, call the fund's proxy tabulator D.F. King & Co., Inc. at 1- 800-848-3155.

If you have any questions, please call Fidelity at 1-800 544-3198.

Thank you very much.

Fidelity Money Market Trust Funds:

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

New Proxy Material Mailing Request -

FAX to: MIS at 1 888-451-8683

Proxy Materials to Be Sent at the Request of Participant:

Fidelity Rep Name:

Fund Name:

Participant Name:

Address:

Street:

Apt:

City:

Zip

Proxy Card Only ________

Full Proxy Kit __________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Q&A

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast and what if I don't own the shares any longer?

As a shareholder of record on May 20, 2002, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is May 20, 2002 so you can vote if you owned shares as of that date even if you no longer own the shares.

How can I can vote my shares?

  CALL: Vote by Touch-tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions.

  CLICK: Vote by Internet

Please visit the web site indicated on your proxy card(s) and follow the instructions online.

  MAIL:

Please mail your signed proxy card(s) in the free postage-paid envelope.

  CALL: Vote at 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a Representative of D.F. King & Co., Inc., our independent proxy tabulation firm.

  FAX:

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at: 1-888-451-8683.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

FOR ANY OTHER PROXY QUESTIONS, INCLUDING READING THE SPECIFIC PROPOSALS, TRANSFER THEM TO D.F. KING, or if they want assistance from Fidelity, ask them to call 1 800 544-3198 for a proxy specialist in retail.

For more complete information about Fidelity mutual funds, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you invest.

Fidelity Investments Institutional Services Company, Inc. 82 Devonshire St., Boston, MA 02109

324986